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                                                                 EXHIBIT (a)(16)

                              ARTICLES OF AMENDMENT

                                       OF

                     ABERDEEN COMMONWEALTH INCOME FUND, INC.

Aberdeen Commonwealth Income Fund, Inc., a Maryland Corporation having its principal office in this State in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Charter of the Corporation is hereby amended by striking out Article II of the Articles of Incorporation, as heretofore amended and restated, so that
Article II shall read in its entirety as follows:

The name of the corporation is ABERDEEN GLOBAL INCOME FUND, INC. (the "Corporation").

SECOND: This amendment was approved by the board of directors of the Corporation at a meeting held June 19, 2002 and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

THIRD: The foregoing amendment shall become effective on July 1, 2002.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on June 19, 2002.

ABERDEEN COMMONWEALTH INCOME FUND, INC.


By:  /s/ Michael Karagianis                   Attest:  /s/ Sander Bieber
     Michael Karagianis                                Sander Bieber
     Vice President                                    Assistant Secretary

THE UNDERSIGNED, Vice President of Aberdeen Commonwealth Income Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

By:  /s/ Michael Karagianis
     Michael Karagianis
     Vice President